EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 3,793,064 shares in respect of the 2012 Aegon Group Identified Staff Variable Compensation Plan; 4,954,882 shares in respect of the 2012 Aegon Group Long-Term Variable Compensation Plan for Other Staff; 2,808,808 shares in respect of the 2013 Aegon Group Identified Staff Variable Compensation Plan; and 3,427,914 shares in respect of the 2013 Aegon Group Long-Term Variable Compensation Plan for Other Staff, of our reports dated March 19, 2014, with respect to the consolidated financial statements and schedules of Aegon N.V. and the effectiveness of internal control over financial reporting of Aegon N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2013, and our reports dated March 19, 2014 (except for Note 2, as to which the date is April 15, 2014) with respect to the consolidated financial statements and schedules of Aegon N.V. and the effectiveness of internal control over financial reporting of Aegon N.V. included in its Supplemental Annual Report (Form 6-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Accountants LLP

The Hague, May 21, 2014